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                                                                   Exhibit 10.10
                                LOAN AGREEMENT


This Loan Agreement is made between Kevin D. Bower (the "Executive") and Alltrista Corporation (the "Company").

WHEREAS, the Executive has been and continues to be a valued key executive of the Company;

WHEREAS, the Executive and the Company have entered into an Agreement to Forego Compensation (the "Agreement") under which the Executive has agreed to forego certain compensation; and

WHEREAS, in consideration for the Executive entering into the Agreement, the Company has agreed, pursuant to this Loan Agreement, to make a loan to the Executive.

NOW THEREFORE, in consideration for the aforementioned promises, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows, intending to be legally bound.

1. The Company agrees to loan $300,451.15 to the Executive with interest at the Applicable Federal Rate (AFR) provided for in Internal Revenue Code
     (S)7872(f)(2)(A) in effect at the time the loan is made, with a portion of the loan principal in an amount to be determined by the Company to be used by the Executive to pay a premium on a life insurance policy on the lives of the Executive and his spouse.

2. The terms of the loan shall be documented by a Promissory Note (the "Note") to be executed by the Company and the Executive.

IN WITNESS WHEREOF, the parties hereby execute this Agreement, intending to be legally bound,


                                          Alltrista Corporation


/s/ Kevin D. Bower                        By: /s/ Thomas B. Clark
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Kevin D. Bower

May 29, 2001                              May 29, 2001
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Date                                      Date